Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,820,980)
Unrealized Gain (Loss) on Market Value of Futures	1,444,370
Dividend Income	318
Interest Income	5,073
ETF Transaction Fees	350
Total Income (Loss)	$(4,370,869)

Expenses
General Partner Management Fees	$64,901
Professional Fees	12,603
Brokerage Commissions	8,377
Non-interested Directors' Fees and Expenses	709
Prepaid Insurance Expense	264
Total Expenses	86,854
Expense Waiver	(8,980)
Net Expenses	$77,874
Net Income (Loss)	$(4,448,743)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/15	$108,547,905
Additions (50,000 Shares)	1,129,866
Net Income (Loss)	(4,448,743)

Net Asset Value End of Month	$105,229,028
Net Asset Value Per Share (4,650,000 Shares)	$22.63

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612